EXHIBIT 10.14

BCT International, Inc.
3000 N.E. 30th Place, 5th Floor
Ft. Lauderdale, FL 33306

March 2, 1995

Mr. A. George Cann

Dear George:

This letter will memorialize our conversations concerning your employment with BCT.

TITLE:              President of Business Cards Tomorrow, Inc.

BASE SALARY:        $125,000 per year

BONUS: To participate in the incentive plan adopted by the Compensation Committee providing for bonuses based on operating profit for officers of the Company and BCT. The Bonus pool equals 50% of the first $100,000 over targeted operating income and 25% of additional profits over targeted operating income.

STOCK OPTIONS:      40,000 Stock Options
                    with a three year vesting schedule
                    10,000 vested immediately

BENEFITS:           Blue Cross/Blue Shield Health Insurance, 401K plan -after 1 year employment, ten (10) paid holidays, and ten (10) paid sick days.

In addition, during the first three years of employment with the Company, if you were to be terminated, then the Company is obligated to pay your present salary at the time for a period for six months.



William A. Wilkerson
- ------------------------------------
William A. Wilkerson, Chairman/CEO